Exhibit 10.1

Execution Version

NINTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This NINTH Amendment TO LOAN AND SECURITY AGREEMENT (the “Amendment”), is dated September 9, 2025, and is made by and among (a) AIR INDUSTRIES MACHINING, CORP., a New York corporation (“AIM”), NASSAU TOOL WORKS, INC., a New York corporation (“NTW”), THE STERLING ENGINEERING CORPORATION, a Connecticut corporation (“Engineering”, and together with AIM and NTW, individually a “Borrower”, and collectively the “Borrowers”), (b) AIR INDUSTRIES GROUP, a Nevada corporation (together with its successors and permitted assigns, “Parent”), and AIR REALTY GROUP, LLC, a Connecticut limited liability company (“Realty”, and together with Parent, the “Guarantor”), and WEBSTER BANK, NATIONAL ASSOCIATION, a national banking association (successor by merger to Sterling National Bank), (together with its successors and permitted assigns, the “Lender”).

Recitals

Pursuant to that certain Loan and Security Agreement, dated as of December 31, 2019, as amended (the “Loan Agreement”) by and among Borrowers, Guarantor, the other Credit Parties thereto, and Lender, Lender has agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement, as amended hereby).

The Credit Parties have requested that Lender agree to make certain amendments to the Loan Agreement.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Amendments to Loan Agreement. As of the effective date of this Amendment, the Loan Agreement is amended as follows:

(a) Section 1.1. Section 1.1 of the Loan Agreement is hereby amended by the addition, in alphabetical order, or the amendment and restatement, as applicable, of each of the following definitions, to read in their entirety as follows:

“Borrowing Base” means, as of any day of determination, an amount equal to the difference between:

(a) the sum of:

(i) eighty-five percent (85%) of the Net Amount of Eligible Accounts other than Eligible Canadian Accounts, plus

(ii) the lesser of (1) eighty-five percent (85%) of the Net Amount of Eligible Canadian Accounts, or (2) $500,000, plus

(iii) the lesser of (1) fifty percent (50%) of the Net Amount of Eligible Government Accounts, or (2) $500,000, plus

(iv) the lesser of (1) eighty-five percent (85%) of the Net Amount of Eligible Inventory, (2) fifty percent (50%) of the lower of cost or market value of Eligible Inventory and (3) the Inventory Sublimit, plus

(v) one hundred percent (100%) of Qualified Cash, minus

(b) the Judgment Reserve and the aggregate amount of any and all other reserves implemented by Lender pursuant to Section 2.1, in each case determined as of such day; minus

(c) the Availability Block;

provided, however, that Lender shall have the continuing right to reduce the percentages specified in clauses (a)(i), (ii) and (iii) of this definition by one percentage point or fraction of a percentage point for every percentage point or fraction of a percentage point of dilution of Accounts over five percent.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash of the Borrowers that is in a Controlled Account maintained with the Lender.

(b) Section 5.3. Section 5.3(b) of the Loan Agreement is amended and restated in its entirety to read as follows:

(b) Schedule 7.19 lists all of Credit Parties’ Deposit Accounts and Securities Accounts as of the date hereof (with the Collection Account being listed in Part A thereof, Excluded Accounts being listed in Part C thereof and all other Deposit Accounts and Securities Accounts listed in Part B thereof). All Deposit Accounts and Securities Accounts listed or required to be listed in Part B of Schedule 7.19 (as updated pursuant to the terms of Section 7.19), other than the Permitted Citibank Accounts, are and shall at all times be subject to a Control Agreement or, if such Deposit Accounts and/or Securities Accounts are held with Lender, shall otherwise be subject to Lender’s “control” under the UCC (such accounts so subject to a Control Agreement or otherwise under Lender’s “control” under the UCC, collectively the “Controlled Accounts”). Each Control Agreement in respect of a Controlled Account shall provide, among other things, for Lender’s “control” under the UCC over such accounts (allowing the applicable Credit Party access to funds therein until such time as an activation notice is sent to the applicable bank by Lender). Lender hereby agrees that (i) it will not send an activation notice with respect to any Controlled Account subject to a Control Agreement unless an Event of Default has occurred and is continuing and (ii) it will not block Credit Parties’ access to any Controlled Account held by Lender unless an Event of Default has occurred and is continuing (but, for the avoidance of doubt, it is expressly agreed that Lender can block Credit Parties’ access to any Controlled Account after the occurrence and during the continuance of any Event of Default). Notwithstanding the foregoing or anything contained in this Agreement to the contrary, the Controlled Account in which Qualified Cash is held shall at all times be subject to a block so that no Credit Party shall have access to any funds in such Controlled Account.

2. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any Loan made thereunder.

3. Conditions Precedent. This Amendment shall be effective on the date (such date, the “Ninth Amendment Effective Date”) that each of the following conditions have been satisfied, in form and substance satisfactory to Lender:

(a) The Lender shall have received a fully executed copy of this Amendment; and

(b) The Lender shall have received a copy of the resolutions or equivalent action, in form and substance reasonably satisfactory to the Lender, of the Board of Directors or equivalent authorizing body of each Borrower authorizing, as applicable, the execution, delivery of this Amendment and the performance of this Amendment, certified by the Secretary, an Assistant Secretary or other authorized representatives of each Borrower as of the Ninth Amendment Effective Date, which certificate shall state that the resolutions or other action hereby certified have not been amended, modified (except as any later such resolution or other action may modify any earlier such resolution or other action), revoked or rescinded and are in full force and effect.

4. Representations and Warranties. Borrowers hereby represent and warrant to Lender as follows:

(a) Each Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by each Borrower and constitute the legal, valid and binding obligation of Borrowers, enforceable in accordance with its terms.

(b) The execution, delivery and performance by each Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to any Borrower, or the certificate of formation, articles of incorporation, operating agreement, or by-laws of any Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d) After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

5. References. All references in the Loan Agreement to “this Agreement” shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Loan Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

6. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

7. Release. Borrowers hereby absolutely and unconditionally release and forever discharge Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever relating to any Loan Document arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

8. Costs and Expenses. Borrowers hereby reaffirms their agreement under the Loan Agreement to pay or reimburse Lender on demand for all costs and expenses incurred by Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Borrowers specifically agree to pay all fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make a loan to the Borrowers under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, and costs and expenses.

9. Counterparts. This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed counterpart of a signature page of this Amendment will be as effective as delivery of a manually executed counterpart of the Agreement.

10. Headings. Section Headings are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting this Amendment.

11. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BORROWERS:	AIR INDUSTRIES MACHINING, CORP.

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

NASSAU TOOL WORKS, INC.

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

THE STERLING ENGINEERING CORPORATION

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

GUARANTORS:	AIR INDUSTRIES GROUP

	By:	/s/ Scott Glassman
	Name	Scott Glassman
	Title:	Chief Financial Officer

AIR REALTY GROUP, LLC

	By:	/s/ Scott Glassman
Scott Glassman
	Title:	Chief Financial Officer

WEBSTER BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Mark Metsky
Name:	Mark Metsky
Title:	Managing Director

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